SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2011

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337
Engelhard, North Carolina		27824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As we previously announced, our bank subsidiary, The East Carolina Bank, has entered into an agreement with InfoTech Alliance Bank Services to implement the FIS integrated HORIZON banking system.

InfoTech Alliance currently provides item processing services for the Bank and, after conducting an evaluation of its core systems, the Bank chose to extend its relationship with InfoTech Alliance to include HORIZON core account processing services and a host of other integrated technology solutions. The Bank currently expects that conversion to the new system will be completed during the second quarter of 2011.

As previously reported in our Quarterly Report on Form 10-Q for the three months ended September 30, 2010, as a result of this decision it was determined that several of the Bank’s existing multi-year support and maintenance agreements with current vendors would be terminated early, resulting in early termination fees that would be expensed once contract termination agreements had been negotiated, and that, while at that time the exact dollar amount of these fees had not been agreed upon, they were expected to range from an aggregate of $1.1 million to $1.3 million.

On January 10, 2011, we completed the execution of termination agreements which provide for termination fees in an aggregate amount of $1,140,999 which will be charged against our consolidated earnings for the fourth quarter of 2010.

After conversion to the new system is completed, we currently expect that, over the term of the new agreement with Info Tech Alliance, the Bank will realize cost savings which we estimate will amount to approximately $1.3 million.

Disclosures About Forward-Looking Statements

Statements in this Report relating to projections of results of specific activities, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available through our Internet website at www.myecb.com or directly through the Commission’s website at www.sec.gov. In general, forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “feels,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of statements in this report regarding completion of the conversion to the new system, our expectation of cost savings that will result from the new agreement with Info Tech Alliance, and our estimate of the amount of those savings, include, but are not limited to, the possibility that we will encounter (a) unexpected delays in, costs associated with, or other problems in the course of, completion of our conversion to the new system, (b) unexpected compatibility issues associated with the new system, or (c) changes in our business or other factors which offset expected costs savings, and (d) other developments or changes in our business that we currently do not expect. Although we believe that the expectations reflected in the forward-looking statements in this Report are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and we do not intend, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned hereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date:	January 14, 2011	By:	/S/ Thomas M. Crowder
Thomas M. Crowder
Chief Financial Officer